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                                                                    EXHIBIT 99.2

                      AMERICAN INDUSTRIAL PROPERTIES REIT


                    Final Report of Inspectors of Election

                        Annual Meeting of Shareholders

                               November 21, 1994


We, the subscribers, Inspectors of Election, do hereby certify:

1. We were duly appointed to act as Inspectors of Election at the Annual Meeting of Shareholders of American Industrial Properties REIT (the "Trust"), held on November 21, 1994, at 9:00 A.M., at Texas Commerce Tower, East Room, 40th Floor, 2200 Ross Avenue, Dallas, Texas.

2. At the close of business on September 29, 1994, the record date for the determination of shareholders entitled to vote at the Meeting, there were outstanding and entitled to vote 9,075,400 shares, each entitled to cast one vote per share.

3. The holders of a total of 6,468,323 shares of the Trust's common stock entitled to vote were present in person or represented by proxy at the Meeting, or 71.27% of the total shares issued and outstanding and entitled to vote at the Meeting, constituting a quorum.

4. At the Meeting, the votes cast for the proposal to remove all current Trust Managers were as follow:

                                              FOR                       WITHHELD

     William H. Bricker                       2,515,622                   12,178

     Raymond A. Hay                           2,518,899                    8,901

     Charles W. Wolcott                       2,515,122                   12,678

5. At the Meeting, the votes cast for the proposal to elect Trust Managers were as follow:

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                               FOR                          WITHHELD
     William H. Bricker        3,613,890                     311,947

     Raymond A. Hay            3,619,821                     306,016

     Charles W. Wolcott        3,617,687                     308,150

     Paul O. Koether           2,460,873                      63,928

     Tieman H. Dippel, Jr.     2,461,373                      63,428

     Kenneth A. Barfield       2,458,096                      66,705

6. At the Meeting, the votes cast on the proposal to ratify the appointment of Ernst & Young as independent auditors for the year ended December 31, 1994, were as follow:

     FOR                           AGAINST                      ABSTAIN

     3,704,532                     114,004                      107,302

IN WITNESS WHEREOF, we have made this Final Report and have hereunto set our hands this 2nd day of December, 1994.


                                       /s/ FRANK J. OBARA, JR.
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                                       /s/ CREIGHTON D. DUNLOP
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